UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2008

KINETIC CONCEPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

No change since last report
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Kinetic Concepts, Inc. (NYSE: KCI) is issuing the following supplemental information in order to clarify, and provide investors with additional meaningful information regarding, our financial outlook for the second half and full year of 2008.  This supplemental information consists of estimated diluted earnings per share as adjusted to exclude the impact of the specified estimated non-cash expenses set forth below associated with our acquisition of LifeCell Corporation  ("LifeCell") in the second quarter of 2008.

Outlook

The following guidance is based on current information and expectations as of July 25, 2008 and includes LifeCell’s operations from the initial acquisition date of May 20, 2008:

	2H 2008		FY 2008
	Low	High	Low	High

Diluted EPS Estimate – GAAP Basis	$1.57	$1.67	$2.47	$2.57

Estimated write off of in-process research and development	-	-	0.86	0.86
Estimated acquired intangible amortization expense	0.17	0.17	0.21	0.21
Estimated expense from the LifeCell inventory step-up to fair value	0.10	0.10	0.13	0.13
Estimated debt issuance cost amortization	0.06	0.06	0.08	0.08

Adjusted Diluted EPS Estimate – Non-GAAP Basis	$1.90	$2.00	$3.75	$3.85

Weighted Average Shares Outstanding (in millions)	72.0 – 72.5	72.0 – 72.5	72.0 – 72.5	72.0 – 72.5

Non-GAAP Financial Information

Within this document, we have included our outlook on a non-GAAP basis to exclude the impact of the specified  estimated non-cash expenses set forth above associated with our acquisition of LifeCell in the second quarter of 2008.  These non-GAAP financial measures do not replace the presentation of our GAAP outlook.  We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our outlook on a basis that better facilitates an understanding of our expected results of operations which may not be otherwise apparent under purchase accounting for the LifeCell acquisition in accordance with GAAP.  Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion.  The guidance above is presented in the form of a reconciliation of our GAAP outlook for the periods presented to the non-GAAP outlook.

Forward-Looking Statements

This document contains forward-looking statements including, among other things, estimates of future performance, earnings per share, rates of tax benefit associated with certain expenses, growth objectives and weighted average shares outstanding.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties that could cause us to fail to achieve our current financial projections and other expectations, such as changes to our preliminary purchase price allocations for the acquisition of LifeCell, changes in the demand for the V.A.C. resulting from increased competition, the seasonal slowing of V.A.C. unit growth in the fourth and first quarter of each year, changes in payer reimbursement policies and our ability to protect our intellectual property rights. All information set forth in this document is as of July 25, 2008.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2008, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of

Financial Condition and Results of Operations."  These reports are on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the quarterly period ended  June  30, 2008, which will be filed with the SEC in early August 2008.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2008

KINETIC CONCEPTS, INC.

By:	/s/ Martin J. Landon
Name: Martin J. Landon
Title: Sr. Vice President and Chief Financial Officer